AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 2025

1933 Act Registration File No.: 333-227298
1940 Act File No.: 811-23377

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

Tidal Trust I

(Name of Registrant As Specified In Its Charter)

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ATAC Credit Rotation ETF (Ticker Symbol: JOJO)

ATAC US Rotation ETF (Ticker Symbol: RORO)

(each listed on NYSE Arca, Inc.)

ATAC Equity Leverage Rotation ETF (Ticker Symbol: LOLO)

(not currently available for purchase)

Each, a series of Tidal Trust I
234 West Florida Street, Suite 203
Milwaukee, Wisconsin 53204

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF
INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY

July 31, 2025

This Notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail, relating to the ATAC Credit Rotation ETF (the “Credit Rotation ETF”), ATAC US Rotation ETF (the “US Rotation ETF”) and ATAC Equity Leverage Rotation ETF (the “Equity Leverage Rotation ETF”) (each, a “Fund” and together, the “Funds”), each a series of Tidal Trust I (formerly, Tidal ETF Trust) (the “Trust”), a Delaware statutory trust with principal offices located at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204.

As a shareholder of one or both of the Funds, you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to the engagement of an investment sub-adviser to the Funds. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only, and as a shareholder of the Fund(s), you need not take any action.

Summary of Information Statement

The Information Statement concerns the engagement of a new sub-adviser to the Funds, Tactical Rotation Management, LLC (“TRM”). At a meeting of the Board of Trustees of the Trust (the “Board”) on February 19-20, 2025, the Board approved, pursuant to the Manager of Managers Order (as defined below), a sub-advisory agreement between the Funds’ investment adviser, Tidal Investments LLC (the “Adviser”) and TRM with respect to the Funds (the “New Sub-Advisory Agreement”), which was entered into and effective on May 2, 2025. Michael Gayed, previously an employee of the Adviser, is President and Chief Investment Officer of TRM. Mr. Gayed previously served as a portfolio manager for the Funds as an employee of the Adviser and continues to serve as a portfolio manager for the Funds as an employee of the Sub-Adviser. Mr. Gayed is responsible for the day-to-day management of each Fund’s portfolio, including the selection of the securities purchased and sold by the Fund, subject to the supervision of the Adviser and the Board.

Under the 1940 Act, a new sub-advisory agreement generally requires shareholder approval; however, pursuant to an exemptive order (the “Manager of Managers Order”) issued to the Adviser and the Trust by the U.S. Securities and Exchange Commission (the “SEC”) on June 3, 2019, the Adviser – the investment adviser to the series of the Trust (including the Funds) – can hire, terminate, and replace sub-advisers, enter into new sub-advisory agreements and materially amend sub-advisory agreements without shareholder approval in accordance with the requirements of the Manager of Managers Order on behalf of the Trust (except, as a general matter, with sub-advisers affiliated with the Adviser).

The Manager of Managers Order permits, among other matters, the Adviser, subject to certain conditions, to enter into a new sub-advisory agreement with an unaffiliated sub-adviser (or sub-advisers) or to change the terms of an existing sub-advisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Board. Although approval of the New Sub-Advisory Agreement by each Fund’s shareholders is not required, the Manager of Managers Order requires that an Information Statement be made available to each Fund’s shareholders.

By sending you this notice, the Funds are notifying you that they are making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Funds’ website at www.atacfunds.com. The Information Statement will be available on the website until at least October 30, 2025. To view and print the Information Statement, click on the link of the Information Statement in order to open the document. You may request a paper or email copy of the Information Statement be sent to you, free of charge, by contacting the Funds in writing at ATAC ETFs c/o U.S. Bank Global Fund Services, P.O. Box 219252, Kansas City, Missouri 64121-9252, or calling 855-ATACFUND (855-282-2386) by October 30, 2025. If you do not request a paper or email copy by this date, you will not otherwise receive a copy.

Each Fund’s most recent annual and semi-annual reports are available upon request, without charge, by contacting your financial intermediary, writing to ATAC ETFs c/o U.S. Bank Global Fund Services, P.O. Box 219252, Kansas City, Missouri 64121-9252, calling 855-ATACFUND (855-282-2386) or downloading them from the website at www.atacfunds.com.

The Funds will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Funds have received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of Fund shares, please contact the Funds in writing at ATAC ETFs c/o U.S. Bank Global Fund Services, P.O. Box 219252, Kansas City, Missouri 64121-9252, or by calling 855-ATACFUND (855-282-2386). If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Funds in writing at ATAC ETFs c/o U.S. Bank Global Fund Services, P.O. Box 219252, Kansas City, Missouri 64121-9252, or by calling 855-ATACFUND (855-282-2386), or contact your financial intermediary. The Funds undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a paper copy.

INFORMATION STATEMENT DATED JULY 31, 2025

This document (“Information Statement”) is purely for informational purposes. You are not being asked to vote or take any action on any matter.

This Information Statement provides information concerning the ATAC Credit Rotation ETF (the “Credit Rotation ETF”), ATAC US Rotation ETF (the “US Rotation ETF”) and ATAC Equity Leverage Rotation ETF (the “Equity Leverage Rotation ETF”) (each, a “Fund,” and together, the “Funds”) and the addition of a sub-adviser to the Funds under a new sub-advisory agreement. The new sub-advisory agreement applicable to the Funds became effective on May 2, 2025.

This Information Statement is being sent on or about August 1, 2025 to all Fund shareholders of record as of July 25, 2025.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.	Introduction and Background

The Board of Trustees (the “Board” or “Trustees”) of Tidal Trust I (the “Trust”) has approved a sub-advisory agreement between Tidal Investments LLC, the Funds’ investment adviser (the “Adviser”), and Tactical Rotation Management, LLC (“TRM”), with respect to the Funds (the “New Sub-Advisory Agreement”). The New Sub-Advisory Agreement became effective on May 2, 2025, and did not result in any change in the Funds’ investment objectives, principal investment strategies, or unitary management fees.

At its meeting held on February 19-20, 2025 (the “Meeting”), the Board, including a majority of the Trustees who are not “interested persons” (the “Independent Trustees”) (as that term is defined in the Investment Company Act of 1940 (the “1940 Act”)), approved the New Sub-Advisory Agreement between the Adviser and TRM with respect to each Fund. Under the 1940 Act, a new sub-advisory agreement generally requires shareholder approval. However, pursuant to an exemptive order (the “Manager of Managers Order” or “Order”) issued to the Adviser and the Trust by the U.S. Securities and Exchange Commission (the “SEC”) on June 3, 2019, the Adviser – as investment adviser to the series of the Trust (including the Funds) – can hire, terminate, and replace sub-advisers, enter into new sub-advisory agreements and materially amend sub-advisory agreements without shareholder approval in accordance with the requirements of the Order on behalf of the Trust (except, as a general matter, with sub-advisers affiliated with the Adviser).

The Manager of Managers Order permits, among other matters, the Adviser, subject to certain conditions, to enter into a new sub-advisory agreement with an unaffiliated sub-adviser (or sub-advisers) or to change the terms of an existing sub-advisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Board. Although approval of the New Sub-Advisory Agreement by each Fund’s shareholders is not required, the Manager of Managers Order requires that an Information Statement be made available to each Fund’s shareholders.

TRM’s appointment as the investment sub-adviser to each Fund and the Board’s approval of the New Sub-Advisory Agreement were made in accordance with the requirements of the Order and do not require shareholder approval. The information herein is provided pursuant to the requirements of the Order.

II.	Board Consideration of the New Sub-Advisory Agreement

At the Meeting, the Board, including a majority of the Independent Trustees, reviewed the various factors relevant to its consideration of the New Sub-Advisory Agreement between the Adviser and TRM, with respect to each of the Funds, and the Board’s legal responsibilities related to such consideration. After analysis and discussions of the factors identified below, the Board, including a majority of the Independent Trustees, approved the New Sub-Advisory Agreement for an initial two-year term commencing as of the effective date of the New Sub-Advisory Agreement.

Prior to the Meeting, the Trustees requested and received materials to assist them in considering the approval of the New Sub-Advisory Agreement. The materials provided contained information with respect to the factors enumerated below, including a copy of the New Sub-Advisory Agreement, a memorandum prepared by outside legal counsel to the Trust and the Independent Trustees discussing in detail the Trustees’ fiduciary obligations and the factors they should assess in considering the approval of the New Sub-Advisory Agreement, due diligence materials prepared by TRM (including the due diligence response completed by TRM with respect to a specific request letter from outside legal counsel to the Trust and the Independent Trustees, TRM’s Form ADV, select ownership, organizational, financial and insurance information for TRM, biographical information of key management and compliance personnel, and TRM’s compliance manual and code of ethics) and other pertinent information.

For the Credit Rotation ETF and the US Rotation ETF, the Trustees also reviewed each Fund’s performance and expenses against a peer group of funds (the “Peer Group”) in comparative peer group reports coordinated by the Adviser in partnership with and prepared by AltaVista Research, LLC (“AltaVista”), a third-party ETF research firm, utilizing a peer group selection process managed by Barrington Partners (“Barrington”), an independent investment management analytics consulting firm. Each of the Credit Rotation ETF and the US Rotation ETF was compared to its Peer Group selected by Barrington based on select criteria for each Fund. The Trustees also reviewed the performance of each of the Credit Rotation ETF and US Rotation ETF against the performance of indices relevant to their respective strategies (as described below). As the Equity Leverage Rotation ETF has not yet commenced operations, the Board did not review or compare performance information for the Fund against any peer group or index.

Based on their evaluation of the information provided, the Trustees, by a unanimous vote (including a separate vote of the Independent Trustees), approved the New Sub-Advisory Agreement for an initial two-year term commencing on the effective date of the New Sub-Advisory Agreement and from year to year thereafter, subject to annual approval by the Board provided that its renewal and continuance shall also be approved by the vote of a majority of the Independent Trustees. In their deliberations, the Trustees weighed to varying degrees the importance of the information provided to them and did not identify any particular information that was all-important or controlling.

Below is a discussion of the factors considered by the Board along with the conclusions with respect thereto that formed the basis for the Board’s approval of the New Sub-Advisory Agreement. In considering the approval of the New Sub-Advisory Agreement and reaching their conclusions, the Trustees reviewed and analyzed various factors that they determined were relevant, including the factors enumerated below.

Nature, extent and quality of services to be provided. The Board considered the nature, extent and quality of TRM’s overall services to be provided to the Funds, as well as its specific responsibilities in all aspects of day-to-day investment management of the Funds. The Board considered the qualifications, experience and responsibilities of Michael Gayed, who will continue to serve as a portfolio manager for the Funds, as well as the responsibilities of other key personnel of TRM to be involved in the day-to-day activities of the Funds. The Board noted that Mr. Gayed was previously an employee of the Adviser and now serves as President and Chief Investment Officer of TRM. The Board reviewed the due diligence information provided by TRM, including information regarding TRM’s compliance program, its compliance personnel and compliance record, as well as TRM’s cybersecurity program and business continuity plan.

The Board also considered other services to be provided to the Funds, such as monitoring adherence to each Fund’s investment strategies and restrictions, monitoring compliance with various Fund policies and procedures and with applicable securities regulations, monitoring the extent to which each Fund meets its investment objective as an actively-managed ETF and quarterly reporting to the Board. The Board noted that TRM would be responsible for selecting the Funds’ investments, subject to oversight by the Adviser. The noted that the Equity Leverage Rotation ETF was not yet operational.

The Board concluded that TRM had sufficient quality and depth of personnel, resources, investment methods and compliance policies and procedures essential to performing its duties under the New Sub-Advisory Agreement and managing the Funds and that the nature, overall quality and extent of the management services to be provided to the Funds, as well as TRM’s compliance program, were satisfactory.

Investment performance of the Funds and TRM. The Board noted that Mr. Gayed, previously an employee of the Adviser and a portfolio manager of each Fund since its inception, as applicable, has been responsible for selecting investments for the Funds and will continue to be responsible for selecting investments for the Funds pursuant to the New Sub-Advisory Agreement.

The Board considered the performance of the US Rotation ETF on an absolute basis, in comparison to the ATAC Risk-On/Risk-Off Domestic Index (the “RORO Index”), its benchmark index (the S&P 500 Total Return Index), and in comparison to a secondary index (the Lipper Flexible Portfolio Fund Total Return Index). The Board also considered comparative information prepared by the Adviser, in partnership with AltaVista, utilizing a peer group selection process managed by Barrington, comparing the US Rotation ETF to a customized group of ETFs selected by Barrington (the “RORO Peer Group”). The Board noted that the US Rotation ETF’s performance trailed the RORO Index, the S&P 500 Total Return Index and the Lipper Flexible Portfolio Fund Total Return Index for the one-year, three-year and since inception periods ended December 31, 2024. The Board also considered that the US Rotation ETF had underperformed the RORO Peer Group median and average for the one-year and three-year periods ended January 31, 2025. The Board noted that the US Rotation ETF ranked 12 out of 13 funds in the RORO Peer Group for the one-year period ended January 31, 2025, and last out of 9 funds in the RORO Peer Group for the three-year period ended January 31, 2025. In evaluating the US Rotation ETF’s performance, the Board considered the systematic nature of the Fund’s investment strategy, which bases investment decisions on different market signals, and how that investment strategy had contributed to the Fund’s performance.

The Board discussed the performance of the Credit Rotation ETF on an absolute basis, and in comparison, to the ATAC Credit-On/Credit-Off Index (the “JOJO Index”), and its benchmark index (the Bloomberg U.S. Aggregate Bond Index). The Board also considered comparative information prepared by the Adviser, in partnership with AltaVista, utilizing a peer group selection process managed by Barrington, comparing the Credit Rotation ETF to a customized group of ETFs selected by Barrington (the “JOJO Peer Group”). The Board noted that the Credit Rotation ETF outperformed the Bloomberg U.S. Aggregate Bond Index for the one-year period and underperformed the benchmark index for the three-year and since inception periods ended December 31, 2024. The Board considered that the Credit Rotation ETF had outperformed the JOJO Index for the one-year, three-year and since inception periods ended December 31, 2024. The Board also considered that the Credit Rotation ETF had underperformed the JOJO Peer Group median and average for the one-year and three-year periods ended January 31, 2025. The Board noted that the Credit Rotation ETF ranked 7 out of 11 funds in the JOJO Peer Group for the one-year period ended January 31, 2025, and last out of 8 funds in the JOJO Peer Group for the three-year period ended January 31, 2025. In evaluating the Credit Rotation ETF’s performance, the Board considered the systematic nature of the Fund’s investment strategy which bases investment decisions on different market signals and how that investment strategy had contributed to the Fund’s performance.

The Board noted that the Equity Leverage Rotation ETF was not yet operational and therefore had no performance.

After considering all of the information, the Board concluded that the performance of the US Rotation ETF and Credit Rotation ETF was satisfactory under current market conditions and that TRM has the necessary expertise and resources in providing investment sub-advisory services in accordance with each Fund’s investment objective and investment strategies. Although past performance is not a guarantee or indication of future results, the Board determined that each Fund and its shareholders were likely to benefit from Mr. Gayed’s continued portfolio management under TRM.

Cost of services to be provided and profits to be realized by TRM. The Board considered the structure of the proposed sub-advisory fees to be paid by the Adviser to TRM under the New Sub-Advisory Agreement. The Board noted that the Adviser represented to the Board that the sub-advisory fees payable under the New Sub-Advisory Agreement were reasonable in light of the services to be performed by TRM. Since the sub-advisory fees are to be paid by the Adviser, the overall advisory fees paid by the Funds are not directly affected by the sub-advisory fees paid to TRM. Consequently, the Board did not consider the cost of services provided by TRM or the potential profitability of its relationship with the Funds to be material factors for consideration given that TRM is not affiliated with the Adviser and, therefore, the sub-advisory fees to be paid to TRM were negotiated on an arm’s-length basis. Based on all of these factors, the Board concluded that the sub-advisory fees to be paid to TRM by the Adviser reflected an appropriate allocation of the advisory fees and were reasonable in light of the services to be provided by TRM.

Extent of economies of scale as the Funds grow. Since the sub-advisory fees payable to TRM are not paid by the Funds, the Board did not consider whether the sub-advisory fees should reflect any potential economies of scale that might be realized as each Fund’s assets increase.

Benefits to be derived from the relationship with the Funds. The Board considered the direct and indirect benefits that could be received by TRM from its association with the Funds. The Board concluded that the benefits TRM may receive, such as greater name recognition or the ability to attract additional investor assets, appear to be reasonable and in many cases may benefit the Funds.

Conclusion. Based on the Board’s deliberations and its evaluation of the information described above, with no single factor determinative of a conclusion, the Board, including the Independent Trustees, unanimously concluded that: (a) the terms of the New Sub-Advisory Agreement are fair and reasonable; (b) the sub-advisory fees are reasonable in light of the services that TRM will provide to each of the Funds; and (c) the approval of the New Sub-Advisory Agreement for an initial term of two years was in the best interests of each Fund and its shareholders.

III.	The New Sub-Advisory Agreement

Under the New Sub-Advisory Agreement, for the foreseeable future, TRM is responsible for the day-to-day management of the Funds’ portfolios, including the selection of the securities purchased and sold by the Funds, subject to the supervision of the Adviser and the Board.

TRM bears all expenses incurred by it and its staff with respect to all activities in connection with the performance of sub-advisory services under the New Sub-Advisory Agreement. All other Fund expenses not specifically assumed by TRM under the New Sub-Advisory Agreement or by the Adviser under its investment advisory agreement with the Funds are borne by the Funds.

The Adviser has entered into a fund sponsorship agreement with TRM pursuant to which TRM is a sponsor to the Funds. Under this arrangement, TRM has agreed to provide financial support (as described below) to the Funds.

Every month, unitary management fees for each Fund are calculated and paid to the Adviser (taking into account any fee waivers), and the Adviser retains a portion of the unitary management fees from each Fund (i.e., the Adviser-retained amount). In return for a portion of the financial support for the Funds, the Adviser has agreed to pay TRM a portion of any remaining profits generated by the unitary management fee for each Fund.

If the amount of the unitary management fees exceeds a Fund’s operating expenses (including the sub-advisory fee) and the Adviser-retained amount, that excess amount is considered “remaining profit.” In that case, the Adviser will pay a portion of the remaining profits to TRM. Further, if the amount of the unitary management fee is less than a Fund’s operating expenses and the Adviser-retained amount, TRM is obligated to reimburse the Adviser for a portion of the shortfall.

Pursuant to the New Sub-Advisory Agreement, in the absence of willful misfeasance, bad faith or gross negligence on the part of TRM, or reckless disregard of its obligations and duties thereunder, none of TRM, its affiliates, nor their respective agents, control persons, directors, officers, employees, supervised persons and access persons (each, an “Indemnified Person,” and collectively, the “Indemnified Persons”) shall be subject to any liability to the Adviser, a Fund, or the Trust for any act or omission in the course of, or connected with, rendering services under the New Sub-Advisory Agreement. Notwithstanding the foregoing, TRM will be liable for Losses (defined below) caused by TRM’s provision of a security or financial instrument purchase or sale recommendation to the Adviser, but for which TRM failed to: (i) correctly identify one or more securities or financial instruments for purchase, sale, shorting, or closing out a short (e.g., wrong CUSIP number); (ii) provide the correct amount or percentage of a Fund’s investment portfolio for a particular security or financial instrument; (iii) accurately identify the type of transaction (e.g., buy, rather than short); or (iv) provide a particular recommendation to the Adviser in a timely manner (collectively, “Update Failures”).

Pursuant to the New Sub-Advisory Agreement, TRM has agreed to indemnify the Trust, each Fund, the Adviser, and each of their respective affiliates, agents, control persons, directors, members of the Board, officers, employees and shareholders against, and hold them harmless from, any costs, expense, claim, loss, liabilities, judgment, fine, settlement or damage (including reasonable legal and other expenses) (“Losses”) to which the Adviser may become subject as a result of (i) any material misstatement or omission of a material fact in information regarding TRM furnished in writing to the Adviser by TRM for use in the registration statement, proxy materials or reports filed with the SEC; (ii) the willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties of TRM in the performance of its duties under the New Sub-Advisory Agreement; or (iii) Update Failures. However, nothing contained in the New Sub-Advisory Agreement requires the Adviser to be indemnified for Losses that resulted from: (i) any material misstatement or omission of a material fact in information regarding the Adviser furnished by or on behalf of the Adviser in writing for use in the registration statement, proxy materials or reports filed with the SEC; or (ii) the willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties of the Adviser in the performance of its duties under the New Sub-Advisory Agreement.

The New Sub-Advisory Agreement continues in force for an initial period of two years beginning May 2, 2025. Thereafter, it will be renewable from year to year with respect to a Fund so long as such renewal and continuance is specifically approved at least annually by the Board provided that in such event such renewal and continuance shall also be approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval (or in another manner permitted by the 1940 Act or pursuant to exemptive relief therefrom). The New Sub-Advisory Agreement will terminate automatically in the event of an assignment and is terminable at any time, without penalty, by the Board, including a majority of the Independent Trustees, or by the vote of a majority of the outstanding voting securities of the relevant Fund on sixty (60) days’ written notice to the Adviser and TRM, or by the Adviser or TRM on at least sixty (60) days’ written notice to the Trust and the other party.

There was no change to the unitary management fee rates payable by each Fund to the Adviser in connection with the engagement of TRM under the New Sub-Advisory Agreement.

For services provided by the Adviser, the investment advisory agreement between the Funds and the Adviser provides that the Adviser receives a single unitary management fee of 1.25% at an annual rate based on each Fund’s average daily net assets. The Adviser has agreed to reduce its unitary management fee to 0.98% of each Fund’s average daily net assets through at least December 31, 2025. For the fiscal year ended August 31, 2024, the Adviser received investment advisory fees of $36,219 (net of fee waivers) from the Credit Rotation ETF and $105,096 (net of fee waivers) from the US Rotation ETF.

IV.	Information Regarding TRM

TRM is located at 118-35 Queens Boulevard, Suite 400, Forest Hills, New York, 11375, and serves as investment sub-adviser to the Funds. TRM was founded in 2024 and became registered with the SEC in December 2024. As of June 30, 2025, TRM has approximately $75.25 million in assets under management. TRM is 100% owned by Mr. Michael Gayed, its President and Chief Investment Officer.

The names, principal occupations, and addresses of the principal executive officers and directors of TRM are set forth below:

Names	Occupation	Address
Michael Gayed	President and Chief Investment Officer	118-35 Queens Boulevard, Suite 400 Forest Hills, New York, 11375
Libby Liebig	Chief Compliance Officer	60 Heather Drive Roslyn, New York 11576

No Officer or Trustee of the Trust is an officer, director, employee, or shareholder of TRM (including its affiliates). TRM does not act as investment adviser or sub-adviser to another investment company with investment objectives similar to those employed by any of the Funds.

SHARE OWNERSHIP

As of June 30, 2025, to the best of the Trust’s knowledge, the Trustees and officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of each Fund.

As of June 30, 2025, to the best of the Trust’s knowledge, the shareholders below owned beneficially or of record 5% of more of a Fund. A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control. Shareholders with a controlling interest could affect the outcome of voting or the direction of management of a Fund. The Equity Leverage Rotation ETF has not yet commenced operations.

ATAC Credit Rotation ETF (JOJO)

Name and Address	Shares Owned	Percentage Held	Type of Ownership
Charles Schwab & Co., Inc. 211 Main Street San Francisco, CA 94105-1905	233,101	46.62%	Record
Goldman Sachs & Co. LLC 200 West Street New York, NY 10282	85,850	17.17%	Record
J.P. Morgan Securities 383 Madison Ave. New York, NY 10179	50,023	10.00%	Record
National Financial Services, LLC 245 Summer Street Boston, MA 02210	40,791	8.16%	Record
Jane Street 250 Vesey Street New York, NY 10281	39,000	7.80%	Record

ATAC US Rotation ETF (RORO)

Name and Address	Shares Owned	Percentage Held	Type of Ownership
Charles Schwab & Co., Inc. 211 Main Street San Francisco, CA 94105-1905	117,241	46.90%	Record
National Financial Services, LLC 245 Summer Street Boston, MA 02210	66,206	26.48%	Record
Goldman Sachs & Co. LLC 200 West Street New York, NY 10036	13,265	5.31%	Record
Wells Fargo Clearing Services, LLC One North Jefferson Avenue St. Louis, MO, 63103	12,510	5.00%	Record

SHAREHOLDER PROPOSALS

As a Delaware statutory trust, the Trust is not required, and does not intend, to hold annual meetings of shareholders. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Funds in a reasonable time prior to the solicitation of proxies for any such meetings.

Additional Information

Additional information about TRM is available in the Funds’ Statement of Additional Information, copies of which may be obtained by contacting the Funds through one of the methods provided below.

Investment Adviser

Tidal Investments LLC, a Tidal Financial Group company, located at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204, serves as investment adviser to the Funds.

Sub-Adviser

Tactical Rotation Management, LLC, located at 118-35 Queens Boulevard, Suite 400, Forest Hills, New York, 11375, serves as investment sub-adviser to the Funds.

Administrator

Tidal ETF Services LLC, a Tidal Financial Group company and an affiliate of the Adviser, located at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204, serves as each Fund’s administrator.

Distributor

Foreside Fund Services, LLC, located at 190 Middle Street, Suite 301, Portland, Maine 04101, serves as each Fund’s distributor and principal underwriter.

Custodian

U.S. Bank National Association, located at 1555 N. Rivercenter Drive, Milwaukee, Wisconsin 53212, serves as each Fund’s custodian.

Fund Accountant and Transfer Agent

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as each Fund’s fund accountant and transfer agent.

Brokerage Commissions

For the fiscal year ended August 31, 2024, neither the Credit Rotation ETF nor the US Rotation ETF paid any brokerage commissions to any registered broker-dealer affiliates of the Funds or the Adviser.

Financial Information

The Credit Rotation ETF and the US Rotation ETF issued an annual report for the fiscal year ended August 31, 2024, and a semi-annual report for the fiscal half-year period ended February 28, 2025. Each shareholder report includes financial statements and related notes, was previously made available to shareholders, and is available upon request without charge by contacting the Funds by:

Regular mail:	ATAC ETFs

c/o U.S. Bank Global Fund Services
P.O. Box 219252
Kansas City, Missouri 64121-9252

Telephone:	855-ATACFUND (855-282-2386)

Website:	www.atacfunds.com

To help reduce expenses, environmental waste, and the volume of mail you receive, if a copy of this Information Statement is requested, only one copy may be sent to shareholders who share the same household address (“Householding”) unless the Funds have received contrary instructions from at least one of the shareholders. You may elect to participate in Householding or change your Householding status by contacting the Funds in writing at ATAC ETFs c/o U.S. Bank Global Fund Services, P.O. Box 219252, Kansas City, Missouri 64121-9252, by calling 855-ATACFUND (855-282-2386), or you may contact your financial intermediary.

PLEASE RETAIN THIS INFORMATION STATEMENT FOR FUTURE REFERENCE